Exhibit 99.1

Orgenesis Secures Up to $5 Million Equity Investment
from Williamsburg Venture Holdings

Funding Aimed at Accelerating Rollout of Decentralized CGT Platform

GERMANTOWN, MD – January 28, 2025 – Orgenesis Inc. (OTCQX: ORGS) (“Orgenesis” or the “Company”), a global biotech company working to unlock the full potential of cell and gene therapies (CGT) in order to improve access and outcomes in healthcare, today announced that it has concluded an agreement for an equity line of credit of up to $5 million from Williamsburg Venture Holdings, LLC, a Nevada-based family office.

Under the terms of the agreement, Orgenesis will receive $750,000 upon the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission. According to the terms of the agreement, the remaining $4.25 million will be made available over the next 24 months, providing Orgenesis with the flexibility to draw on funding as needed to advance its initiatives.

Vered Caplan, CEO of Orgenesis, commented, “We are deeply appreciative of Williamsburg Venture Holdings’ confidence in Orgenesis and their commitment to support the continued growth of our business. This strategic investment aligns with our mission to bring innovative CGT solutions to market by leveraging our proprietary POCare platform. These additional resources will aid in accelerating the development and commercialization of our pipeline, furthering our vision of democratizing access to life-saving therapies.”

The per share purchase price for the put shares shall be 90% of the market price defined as the average of the two (2) lowest Volume-Weighted Average Price (VWAP) for the five (5) consecutive trading days immediately preceding the relevant date. At the Company’s option, under an accelerated purchase notice, the Company may deliver a put notice by 11:00 AM on a particular day with a per share purchase price that would be the lowest traded price on that day.

Additional details regarding the equity investment are available in the Company’s Form 8-K, which has been filed with the U.S. Securities and Exchange Commission.

About Orgenesis

Orgenesis is a global biotech company that has been committed to unlocking the potential of cell and gene therapies (CGTs) since 2012 as well as a paradigm-shifting decentralized approach to processing since 2020. This new model allows Orgenesis to bring academia, hospitals, and industry together to make these essential therapies a reality sooner rather than later. Orgenesis is focusing on advancing its CGTs toward eventual commercialization while partnering with key industry stakeholders to provide a rapid, globally harmonized pathway for these therapies to reach and treat a larger number of patients more cost-effectively and with better outcomes through great science and decentralized production. Additional information about the Company is available at: www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates, and projections and reflect our beliefs and assumptions based on information available to us as of the date of this release. Forward-looking statements include, but are not limited to, statements regarding the potential impact of the equity investment, the development and commercialization of our POCare platform, our pipeline, and our decentralized CGT platform. We caution readers that forward-looking statements are predictions based on our current expectations about future events and are not guarantees of future performance. Actual results, performance, or achievements may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, our reliance on our point-of-care cell therapy platform, our ability to achieve and maintain profitability, outcomes of clinical trials, timing of clinical trial completions, the potential uses of our product candidates, our ability to manage potential disruptions, sufficiency of working capital, and the risks and uncertainties discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statements for any reason.

IR contact for Orgenesis:

Crescendo Communications, LLC

Tel: 212-671-1021

Orgs@crescendo-ir.com